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                                                                   EXHIBIT 10.10

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                                 DEED OF LEASE


                                    between



                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC

                                 (as Landlord)



                                      and


                                FREEDOM ALLIANCE

                                  (as Tenant)






                            Dated:  January 23, 1997





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                               TABLE OF CONTENTS


                                                                   PAGE


             BASIC LEASE DEFINITIONS ..........................    (iii)
             GENERAL DEFINITIONS ..............................    (iii)
        1.   BASIC LEASE DEFINITIONS ..........................        1
        2.   COMPLETION OF BASE BUILDING AND LEASED PREMISES ..        1
        3.   RENT AND ADDITIONAL CHARGES ......................        1
        4.   COMMON AREAS .....................................        2
        5.   SERVICES AND UTILITIES ...........................        2
        6.   USE OF LEASED PREMISES ...........................        3
        7.   CARE OF LEASED PREMISES ..........................        4
        8.   RULES AND REGULATIONS . ..........................        4
        9.   TENANT'S ALTERATIONS .............................        4
        10.  NAME OF BUILDING: TENANT'S SIGNS .................        5
        11.  TENANT'S INSURANCE ...............................        5
        12.  INDEMNIFICATION AND WAIVER OF SUBROGATION ........        6
        13.  DAMAGE BY FIRE OR OTHER CASUALTY .................        6
        14.  CONDEMNATION .....................................        7
        15.  ASSIGNMENT AND SUBLETTING ........................        7
        16.  DEFAULT PROVISIONS ...............................        8
        17.  SECURITY DEPOSIT .................................       10
        18.  LANDLORD MAY PERFORM TENANT'S OBLIGATIONS ........       10
        19.  SUBORDINATION ....................................       10
        20.  ATTORNMENT .......................................       11
        21.  QUIET ENJOYMENT ..................................       11
        22.  LANDLORD'S RIGHT OF ACCESS TO LEASED PREMISES ....       11
        23.  LIMITATION ON LANDLORD'S LIABILITY ...............       12
        24.  ESTOPPEL CERTIFICATES ............................       12
        25.  SURRENDER OF LEASED PREMISES .....................       13
        26.  RELOCATION OF TENANT .............................       13
        27.  HOLDING OVER .....................................       13
        28.  ARBITRATION ......................................       13
        29.  PARKING ..........................................       13
        30.  TRANSFER OF LANDLORD'S INTEREST ..................       13
        31.  LEASING COMMISSIONS ..............................       14
        32.  FINANCIAL INFORMATION ............................       14
        33.  MODIFICATION OF LEASE ............................       14
        34.  GENERAL PROVISIONS ...............................       14



                                    EXHIBITS


        FLOOR PLAN OF LEASED PREMISES .........................        A
        DESCRIPTION OF LAND ...................................        B
        RULES AND REGULATIONS .................................        C
        DETERMINATION OF GROSS RENTABLE AREA ..................        D
        CERTIFICATE ...........................................        E



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                            BASIC LEASE DEFINITIONS


     As used in this Lease the following words and phrases shall have the meanings indicated:

     ADVANCE RENT:  $   0     , representing the estimated Basic Rent for the
first full month of the Term after the Lease Commencement date, which Tenant shall pay to Landlord upon execution of this Lease and which Landlord shall credit against the corresponding monthly installment of Basic Rent.

     BROKER:            N/A

     INITIAL AFTER-HOURS HVAC RATE:  $ 0      per hour per floor.

     LANDLORD'S NOTICE ADDRESS:
     Guardian Technologies International. Inc.
     22570 Markey Court
     Dulles, VA 20166
     (703) 444-7931

     LEASE COMMENCEMENT DATE:    February 1, 1997 , except as otherwise
provided in Exhibit B to this Lease.

     LEASED PREMISES:  The area located on the  2nd   floor of the Building,
and designated as Suite    240 .  The Leased Premises are outlined on the floor
plan attached as Exhibit A to this Lease.

     OPERATING EXPENSE BASE:  Estimated at $2.00 per square foot.

     PARKING SPACES: Tenant's proportionate share of the parking spaces in the parking area on the Land.

     RENTABLE AREA: The gross rentable area of the Leased Premises, as determined by Landlord's architect from the architectural plans for the Building, without field measurement, in accordance with the provisions of Exhibit D to the Lease, which is agreed to be approximately 2,954 square feet.

     RENT COMMENCEMENT DATE:  The Lease Commencement Date.

     RENT PER SQUARE FOOT: $ 12.68 during the first Lease Year. For each Lease Year (or part of a Lease Year) thereafter during the Term, the Rent per Square Foot shall increase by an amount equal to 3% of the Rent per Square Foot for the immediately preceding Lease Year.

     SECURITY DEPOSIT:  $0

     TENANT'S BILLING ADDRESS: Freedom Alliance, 22570 Markey Court, Suite 240, Dulles, VA 20166.

     TENANT'S NOTICE ADDRESS:   Freedom Alliance, 22570 Markey Court, Suite
240, Dulles, VA 20166 , (before the Lease Commencement Date), or the Leased Premises (after the Lease Commencement Date).

     TENANT'S PROPORTIONATE SHARE:    8.75 %, representing the percentage
(rounded off to two decimal points) from time to time which the Rentable Area is of the Building Rentable Area.


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          TERM:  The period commencing on the Lease Commencement Date and ending
on the last day of the calendar month which completes Seven (7)   full years
after the Lease Commencement Date, but in any event the Term shall end on any date when this Lease is sooner terminated.

                              GENERAL DEFINITIONS

     As used in this Lease the following words and phrases shall have the meanings indicated:

          ABOVE BUILDING STANDARD WORK: N/A Work completed on Rent Commencement Date.

          ADDITIONAL CHARGES: All amounts payable by Tenant to Landlord under this Lease other than Basic Rent. All Additional Charges shall be deemed to be additional rent and all remedies applicable to the non-payment of Basic Rent shall be applicable thereto.

          ALTERATIONS: Above Building Standard Work and any other alterations, installations, improvements, additions, renovations or physical changes to the Leased Premises.

          BASIC RENT: For each Lease Year, an amount equal to the product obtained by multiplying the Rentable Area leased by Landlord to Tenant during such Lease Year by the Rent per Square Foot for such Lease Year.

          BUILDING:  The office building to be constructed on the Land.

          BUILDING RENTABLE AREA: The total gross rentable area in the Building, as determined by Landlord's architect from the architectural plans for the Building, without field measurement, in accordance with the provisions of Exhibit E to this Lease, which is agreed to be approximately 33740.96 square feet.

          BUILDING STANDARD WORK: N/A Tenant accepts the Premises "as is" on the Rent Commencement Date.

          BUSINESS DAYS:  All days except Saturdays, Sundays and Legal Holidays.

          COMMON AREAS: All areas, spaces and improvements within the Building and on the Land which are provided by Landlord, without a separate charge, for the non-exclusive convenience and use of the tenants of the Building and their agents, employees and invitees, including public elevators, lobbies, corridors, escalators, stairways and stairwells, public restrooms and comfort stations, truck loading areas and entrances and exits designated by Landlord for ingress and egress.

          DEFAULT INTEREST RATE: A rate per annum equal to the lesser of (i) the sum of the base rate of interest from time to time established and publicly announced by The Wall Street Journal's prime rate, or its successor by merger or consolidation (the "Bank"), in its sole discretion, as its then applicable base rate of interest to be used in determining actual interest rates to be charged to certain of its borrowers, said base rate to change from time to time as and when the change is announced as being effective, and three percent (3%) but in no case to exceed 11%, or (ii) the maximum rate of interest chargeable under applicable law, if any, with respect to the applicable payment. If the Bank ceases publicly to announce its base rate of interest Landlord shall have the right to substitute the base rate of interest publicly announced by another commercial bank.

          EVENT OF DEFAULT: Any of the events set forth in Section 16(a) as an event of default.

          INITIAL CALENDAR YEAR: The calendar year in which the Lease Commencement Date occurs.



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     LAND:  The parcel of real property described in Exhibit F to this Lease.

     LANDLORD: The landlord named herein and any subsequent owner or lessee, from time to time, of Landlord's interest in the Land and/or the Building during the period of such owner's or lessee's ownership.

     LANDLORD'S WORK: N/A Work completed on Rent Commencement Date.

     LEASE: This Lease Agreement, as amended from time to time, and all Exhibits, Riders and Addenda attached hereto.

     LEASE YEAR: The period commencing on the Lease Commencement Date and ending on the last day of the month which completes 12 full calendar months after the Lease Commencement Date, and each 12 month period thereafter commencing on the first day after the end of the immediately preceding Lease Year, except that the last Lease Year shall end on the last day of the Term.

     LEGAL HOLIDAYS: New Years Day, Martin Luther King's Birthday, President's Day (Washington's Birthday), Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and those holidays designated by an Executive Order of the President of the United States or by Act of Congress.

     LEGAL REQUIREMENTS: All laws, statutes, ordinances, orders, rules, regulations and requirements, of all federal, state and municipal governments, whether now or hereafter in force, applicable to the Land, the Building, the Parking Lot and the Leased Premises, or any part thereof; including all applicable local, State and Federal laws and regulations relating to the use on, storage in, and the removal from, the Land and/or the Building of hazardous or toxic material, petro-chemical products or asbestos or products containing asbestos; and all covenants, conditions and restrictions of record affecting the use or occupancy of the Building.

     MORTGAGE: Any mortgage, deed of trust or other security instrument of record creating an interest in or affecting title to the Land or the Building, or both, or any part thereof, including a leasehold mortgage or subleasehold mortgage, and any and all renewals, modifications, consolidations or extensions of any such instrument; Mortgagee shall mean the holder or beneficiary of any Mortgage.

     OPERATING EXPENSES: The aggregate of all reasonable and customary costs and expenses incurred on an accrual basis by Landlord in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Leased Premises, the Building, the Land and the Parking Lot, including employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; Real Estate Taxes; telephone service; painting of Common Areas; exterminating service; detection and security services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and other maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of electricity for the Common Areas; the cost of water and other public utilities; trash removal; cleaning and janitorial services for the common area; landscaping maintenance; window cleaning; service contracts for the maintenance of boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land, the Building and the Parking Lot; business license fees and taxes, including those based on Landlord's rental income from the Building; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land, the Building and the Parking Lot; legal fees; accounting fees relating to the determination of Operating Expenses and Operating Expense Increases and the preparation of statements required by tenants' leases; management fees, whether or not paid to any Person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in


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the Common Areas; purchase and installation of additional landscaping not included in the original landscaping plan for the Building and replacement or substitute landscaping; and all other expenses now or hereafter reasonably and customarily incurred in connection with the operation, maintenance, and management of comparable office buildings in the Northern Virginia metropolitan area. If Landlord makes an expenditure for a capital improvement to the Land, the Building or the Parking Lot, whether by installing energy conservation or labor-saving devices to reduce Operating Expenses, to comply with Legal Requirements or otherwise, and if, under generally accepted accounting principles, such expenditure is not a current expense, the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate which is two percent (2%) below the Default Interest Rate at the time of the expenditure, shall be treated as an Operating Expense. Except as provided in the preceding sentence, capital expenditures shall not be included in Operating Expenses. Operating Expenses are subject to adjustment as provided in
Section 3(b).

     OPERATING EXPENSE INCREASES: For the Initial Calendar Year and each calendar year thereafter ending within the Term and for the calendar year which includes the last day of the Term, an amount equal to Tenant's Proportionate Share of the excess of (x) the Operating Expenses for such calendar year, over
(y) the product obtained by multiplying the Operating Expense Base for such calendar year by the Building Rentable Area.

     PARKING LOT:  The parking areas on the Land.

     PERSON: A natural person, a partnership, a corporation and any other form of business or legal association or entity.

     REAL ESTATE TAXES: All taxes, assessments, vault rentals, and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Building, the Land and the Parking Lot imposed by any public or quasi-public authority having jurisdiction and personal property taxes levied or assessed on Landlord's personal property used in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Land, the Building and the Parking Lot. If at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes. If any real property tax or assessment levied against the land, buildings or improvements covered thereby or the rents reserved therefrom shall be evidenced by improvement or other bonds, or in other form, which may be paid in annual installments only the amount paid or payable in any calendar year, including the interest, if any, thereon, shall be included as Real Estate Taxes for that calendar year.

     SUBSTANTIALLY COMPLETED: The completion of the construction or installation, or both, of the improvement in question to the extent that (i) only minor items remain unfinished, and (ii) such minor items do not prevent Tenant from occupying the Leased Premises for the use specified in Section 6(a).

     TAKING: A taking of property, or any interest therein or right appurtenant or accruing thereto, by condemnation or eminent domain or by action or proceedings, or agreement in lieu thereof, pursuant to governmental authority.

     TENANT:  The tenant named herein and any permitted assignee under
Section 15.


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     TENANT'S ASSOCIATES:  Tenant's subtenants, agents, employees, invitees, licensees, customers and clients, and guests or contractors of any of the foregoing.

     TENANT'S PERSONAL PROPERTY: All furniture, furnishings, business machines, equipment and other moveable property installed in the Leased Premises by, or at the expense of, Tenant.

     UNAVOIDABLE DELAYS: Delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, shortages or inability to obtain labor or materials, Legal Requirements, governmental restrictions, enemy action, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord.
















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                                 DEED OF LEASE


     THIS DEED OF LEASE (hereinafter referred to as "Lease") is made this 23rd day of January, 1997, between (i) GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., Delaware Corporation (hereinafter referred to as "Landlord"), and (ii) FREEDOM ALLIANCE, a District of Columbia nonprofit corporation (hereinafter referred to as "Tenant").

     WITNESSETH: Subject to the terms of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises, for the Term.

     1. BASIC LEASE DEFINITIONS. The foregoing Basic Lease Definitions are hereby incorporated into and made part of this Lease. Capitalized terms used in this Lease which are defined in the Basic Lease Definitions shall have the respective meanings set forth therein.

     2. COMPLETION OF BASE BUILDING AND LEASED PREMISES. The construction of the Base Building and the Leased Premises has been completed and is acceptable to the Tenant.

     3. RENT AND ADDITIONAL CHARGES.

        (a) PAYMENT OF RENT AND ADDITIONAL CHARGES. Tenant shall pay the Basic Rent for each Lease Year in equal monthly installments in advance on the Rent Commencement Date and thereafter on the first day of each month (or part of a month) during the Term. If the Rent Commencement Date is not the first day of a month, Basic Rent for the month in which the Rent Commencement Date occurs shall be pro-rated on the basis of the number of days in the month before and after the Rent Commencement Date. Landlord shall credit the Advance Rent against the first due monthly installment of Basic Rent. The Basic Rent and all Additional Charges shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever to Landlord at Landlord's Notice Address or at such other address or to such other Person (including a successor to Landlord's interest in the Building) as Landlord may from time to time designate. The rent reserved under this Lease shall be the total of all Basic Rent and Additional Charges, increased and adjusted as elsewhere herein provided, payable during the entire Term and, accordingly, the methods of payment provided for herein, namely, annual and monthly rental payments, are for convenience only and are made on account of the total rent reserved hereunder.

        (b) PAYMENT OF OPERATING EXPENSE INCREASES. Tenant shall pay as additional rent Operating Expense Increases for each calendar year, commencing with the Initial Calendar Year. Landlord shall make a reasonable estimate of Operating Expense Increases for the Initial Calendar Year and each calendar year thereafter Tenant shall pay to Landlord a properly prorated share of the estimated amount of Operating Expense Increases for each calendar year on the first day of each month in advance, beginning on the first day of the Initial Calendar Year. If Landlord's estimate of Operating Expense Increases for any calendar year is not received by Tenant on or before January 1 of the calendar year, Tenant shall continue to pay the monthly installments of Operating Expense Increases at the rate established for the immediately preceding calendar year (if any) until Tenant receives a new estimate for the calendar year. Within 15 days after receipt of a new estimate of Operating Expense Increases for the calendar year, Tenant shall pay to Landlord in a lump sum the arrearages in the monthly estimates for each month in the calendar year before receipt of the estimate, if any, and shall pay the remaining monthly installments for the calendar year on the first day of each month in advance during the balance of the calendar year. After the end of each calendar year, including the Initial Calendar Year, Landlord shall submit to Tenant a statement (the "Annual Operating Expense Statement") setting forth in reasonable detail the


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Operating Expenses for such calendar year and the amount
(if any) of Operating Expense Increases for such calendar year. The difference between the Operating Expense Increase so stated and the amount (if any) theretofore paid by Tenant for Operating Expense Increases based on Landlord's estimate shall be adjusted by (i) payment from Tenant to Landlord of any deficiency or (ii) credit against the next monthly installment of Basic Rent. Operating Expense Increases for the calendar years in which the first Lease Year and the final Lease Year occur shall be prorated based on the number of days in the calendar years in which the Lease is in effect.

     (c) AUDIT OF OPERATING EXPENSE INCREASES. Unless Tenant timely audits pursuant to the provisions hereinafter set forth, the Annual Operating Expense Statement shall constitute a final determination between Landlord and Tenant with a period represented thereby. Within six (6) months after receipt of the Operating Expense Statement from Landlord, Tenant shall have the right, at its expense, and at reasonable times, to initiate an audit of Landlord's books and records relating to the additional rental due under this Section, subject to the following. Before conducting any audit, Tenant must pay the full amount of Operating Expense Increases billed and must not be in monetary default of any other Lease provisions. Tenant may review only those records of Landlord that are specifically related to Operating Expense Increase costs. Without limiting the foregoing, Tenant may not review any other leases or Landlord's tax returns or financial statements, in conducting an audit, but otherwise Tenant shall be provided all reasonably necessary documentation to conduct an accurate audit. Tenant must utilize an individual experienced in auditing commercial office building records. Subject to landlord's reasonable prior approval, the audit shall be conducted in a local location determined by Landlord, which shall be the site of other audits (if any) conducted by other tenants of the Building. Upon receipt thereof, Tenant will deliver to Landlord a copy of the audit report and all accompanying data. Tenant will keep confidential all agreements involving the right provided in this Section and the results of any audits conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys, accountants, auditors, and governmental clients to the extent necessary to perform their respective services for Tenant. The audit shall be conducted in accordance with generally accepted rules of accounting principles. Any overpayment or underpayment will be promptly credited or paid as the case may be. The Tenant, at the commencement of any Audit shall pay to the Landlord the sum of Five Hundred and 00/100 Dollars ($500.00) representing the Landlord's reasonable estimate of the cost to the Landlord in connection with any such Audit.

     (d) GROSS UP OF OPERATING EXPENSES. If the average occupancy level of the Building for any calendar year is less than 95%, the Operating Expenses for such calendar year shall be increased by the additional Operating Expenses, as reasonably estimated by Landlord, that would have been incurred by Landlord in providing the same services provided to Tenant (and included in Operating Expenses) if the average occupancy level of the Building for the calendar year had been 95%. For purposes of the preceding sentence, the "average occupancy level of the Building" for any calendar year shall be the arithmetic average of the Building Rentable Area occupied by tenants on the first day of each month during the calendar year.

     (e) INTEREST If Tenant fails to make any payment of Basic Rent or Additional Charges within five days after the due date thereof, interest shall accrue on the unpaid portion thereof from the due date at the Default Interest Rate, and shall be payable on demand.

     (f) ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Basic Rent or Additional Charges nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

     (g) LATE PAYMENT CHARGE. If Tenant fails to pay any Basic Rent or Additional Charges within five days after the same become due and payable, Tenant shall also pay to Landlord on demand a late



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payment service charge (to cover Landlord's administrative and overhead expenses of processing late payments) equal to the greater of $100.00 or 5% of such unpaid sum for each and every calendar month or part thereof after the due date that such sum has not been paid to Landlord. Such payment shall not excuse the untimely payment of rent.

     4. COMMON AREAS.

        Throughout the Term, Tenant and Tenant's Associates shall have the non-exclusive right, in common with others, to use Common Areas and the Land. Landlord shall have the right at any time, without Tenant's consent to construct, subdivide, lease, or make any physical changes upon or to the Building, Common Areas and Land, provided such actions do not unreasonably obstruct Tenant's access to the Leased Premises or the Parking Lot.

     5. SERVICES AND UTILITIES.

           (a) BUILDING SERVICES. Throughout the Term, Landlord agrees that the Building will be maintained in the same manner as other comparable office buildings in Loudoun County, Virginia, and that, subject to Unavoidable Delays and Legal Requirements, it will furnish, or cause to be furnished, the following services: Hot and cold running water in the toilet rooms located in the Common Areas and at valved outlets at the locations in the Leased Premises (if any) shown on Tenant's Space Layout. Tenant, at Tenant's sole cost and expense, shall be responsible for and shall provide its own cleaning and janitorial services for the Leased Premises and shall use a cleaning and janitorial company which is acceptable to the Landlord.

           (b) ELECTRICITY. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electrical energy in the Leased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises. Tenant shall pay directly to the applicable public utility company all charges for electricity and gas used or consumed in the Leased Premises as measured by the separate meters for the Leased Premises.

           (c) HVAC SERVICES. Landlord shall not be responsible if the normal operation of the air-conditioning and heating system for the Leased Premises shall fail to provide conditioned air within comfortable temperature levels due to excessive electrical load, arrangement of partitioning or other Alterations or failure to keep blinds closed in areas exposed to direct sunlight.

           (d) FAILURE TO PROVIDE BUILDING SERVICES. If Landlord shall fail to supply, or be delayed in supplying, any service expressly or impliedly to be supplied by Landlord under this Lease, or shall be unable to provide the Parking Spaces, or shall fail to perform any other obligation under this Lease, and such failure is caused by an accident, Unavoidable Delay or the need to perform a repair, alteration, replacement, addition or improvement, such failure or delay shall result from Unavoidable Delays, such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or injury to, or interruption of, Tenant's business, or otherwise, or entitle Tenant to any abatement or diminution of rent.

     6. USE OF LEASED PREMISES.

           (a) PERMITTED USE. Tenant shall use and occupy the Lease Premises solely for office purposes in accordance with the applicable zoning regulations and other Legal Requirements consistent with the



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character and dignity of the Building.  Tenant shall not permit or suffer the
Leased Premises to be occupied by anyone other than Tenant except as provided by
Section 15. Landlord may regulate and restrict access to the Building and the Parking Lot at times other than normal business hours on Business Days for security purposes so long as Tenant's employees, agents and business invitees have reasonable access to the Leased Premises and the Parking Lot without unreasonable inconvenience.

            (b) PAYMENT OF TAXES. Throughout the Term, Tenant covenants and agrees to pay ten (10) days before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business conducted in the Leased Premises, upon the leasehold estate created by this Lease or upon Tenant's Personal Property.

            (c) RESTRICTIONS ON USE. Throughout the Term, Tenant shall not, without obtaining Landlord's prior consent in each instance: (i) place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building; (ii) install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (iii) strip, overload, damage or deface the Leased Premises, the Common Areas or the Parking Lot, or the fixtures therein or used therewith; (iv) move any bulky furniture or equipment into or out of the Leased Premises except at such times as Landlord may from time to time designate; or (v) use any floor adhesive in the installation of any carpeting.

            (d) COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant shall not use or occupy the Leased Premises, the Building or the Parking Lot, or permit the Leased Premises to be used or occupied, in violation of requirements of Landlord's or Tenant's insurers. Tenant shall not do, or permit anything to be done, in or upon the Leased Premises, the Building or Parking Lot, or bring or keep anything therein, which shall increase the premiums payable for casualty and property damage insurance for the Land, the Building or the Parking Lot or on any property located therein, unless Tenant pays on demand the amount of the increase.

            (e) NO FLAMMABLE SUBSTANCES. Tenant shall not bring or permit to be brought or kept in or on the Leased Premises any flammable, combustible or explosive substance except standard cleaning fluid, standard equipment and materials (including magnetic tape) customarily used in conjunction with business machines and equipment of the type used from time to time by Tenant in reasonable quantities.

            (f) HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or Project any such materials or substances except those which are customarily used in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Leased Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Leased Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Leased Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.
The within covenants shall survive the expiration or earlier termination of the Term.

    7. CARE OF LEASED PREMISES.

       (a) MAINTENANCE AND REPAIRS BY TENANT. Tenant shall act with care in its use and occupancy of the Leased Premises and the fixtures therein and, at Tenant's sole cost and expense, shall make all repairs and replacements to the Leased Premises which are necessary to maintain the Leased Premises in first-class condition. Tenant shall also make any repairs to the Building or any other improvement necessitated or caused by the willful or negligent acts of Tenant, Tenant's Associates or any business invitee.

       (b) LANDLORD'S RESPONSIBILITY FOR MAINTENANCE AND REPAIRS. Except as otherwise provided in subsection (a), Landlord shall make or cause to be made the following repairs as and when necessary: (i) structural repairs to the Building; (ii) repairs required in order to provide plumbing, electrical, HVAC and other services to be furnished by Landlord pursuant to this Lease; (iii) maintenance and repairs to exterior portions of the Building, including the windows and roof; and (iv) repairs to the Common Areas.

    8. RULES AND REGULATIONS.

       Tenant shall, and shall cause Tenant's Associates to, comply with and observe all reasonable rules and regulations concerning the use, management, operation, safety and good order of the Leased Premises, the Common Areas, the Parking Lot and the Building which may from time to time be promulgated by Landlord. Initial rules and regulations, which shall be effective until amended by Landlord, are attached as Exhibit C to this Lease. Landlord shall not be responsible to Tenant for any violation of the Rules and Regulations, or the covenants or agreements contained in any other lease, by any other tenant of the Building, or such tenant's subtenants, agents, employees, invitees, licensees, customers and clients, or guests or contractors of any of the foregoing, and Landlord may waive in writing, or otherwise, any or all of the Rules and Regulations with respect to any one or more tenants.

     9. TENANT'S ALTERATIONS.

      (a) TENANT'S ALTERATIONS. Tenant shall not make or perform, or permit the making or performance of, any Alterations without Landlord's prior consent. Notwithstanding the foregoing provisions of this subsection or Landlord's consent to any Alterations, all Alterations made during the Term shall be made and performed in conformity with and subject to the following provisions: (i) all Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may reasonably designate; (ii) all Alterations shall be made only by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld or delayed; (iii) no Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building; (iv) Tenant shall submit to Landlord reasonably detailed plans and specifications for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval will not be unreasonably withheld or delayed, but Landlord shall have the right to withhold its consent to Alterations involving structural changes or changes affecting the Common Areas or the exterior of the Building for any reason whatsoever; (v) notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all Legal Requirements and Insurance Requirements and in accordance with the Rules and Regulations; and (vi) Tenant shall require any contractor performing Alterations to carry and maintain at all times during the performance of the Alterations, at no expense to Landlord, such insurance as Landlord in its sole discretion may require. In the event of any dispute between the parties as to whether or not Landlord has acted reasonably in any case with respect to which Landlord is required, pursuant to the provisions of this subsection (a) to do so, Tenant's sole remedy shall be to submit such dispute to arbitration pursuant to Section 28. If the determination in any such arbitration shall be adverse to Landlord, Landlord nevertheless shall not be liable to Tenant for breach of Landlord's covenant to act reasonably, and Tenant's sole remedy in such event shall be to proceed with the proposed Alterations.

            (b) TITLE TO, AND REMOVAL OF, ALTERATIONS AND TENANT'S PERSONAL PROPERTY. Title to all Alterations made by Tenant, at its expense to the Leased Premises shall be and remain in Tenant throughout the Term, but on the expiration or earlier termination of this Lease Tenant hereby covenants and agrees that title to all Alterations, and the right to possess and use the same, shall automatically pass to and be vested in Landlord without payment or consideration of any kind; provided at the time of approval of any such alterations, the Landlord may, as a condition of such approval, require that the Tenant agree, upon termination of the Lease, to remove the said alterations at the Tenant's expense, and to restore the Leased Premises to the condition it was in before the installation of the alteration. All of Tenant's Personal Property shall remain the property of Tenant and may, at its expense, be removed from the Leased Premises at any time during the Term. Tenant shall, at its expense, remove all of Tenant's Personal Property at the expiration of the Term. Tenant shall repair all damage to the Leased Premises caused by the removal of Tenant's Personal Property to the condition it was in before the installation of the item removed. Any of Tenant's Personal Property which is not removed from the Leased Premises at the expiration of the Term shall be deemed to have been abandoned by Tenant and may be disposed of by Landlord without thereby incurring liability to Tenant.

            (c) MECHANIC'S LIENS. Whenever and as often as any mechanic's lien or materialman's lien shall have been filed against the Leased Premises, the Building or the Land based upon any act or interest of Tenant or of anyone claiming through or under Tenant, or if any lien with respect thereto shall have been filed affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Tenant or anyone claiming through or under Tenant, Tenant shall, at its expense, immediately take such action by bonding, deposit or payment as will remove or satisfy the lien or other security interest. If Tenant fails to remove or discharge the lien or other security interest within 20 days after receipt of demand therefor by Landlord, Landlord, in addition to any other remedy under this Lease and without waiving or releasing Tenant's default in not timely discharging the lien or security interest, may pay the amount secured by such lien or security interest or discharge the same by deposit and the amount so paid or deposited shall be collectible as additional rent.

     10. NAME OF BUILDING; TENANT'S SIGNS.

            (a) NAME. Landlord expressly reserves the right to have the Building designated by a street number or numbers and to affix to the Building, at locations designated by Landlord, signs indicating any such number or numbers and the name of the Building as selected from time to time by Landlord.

            (b) EXTERIOR SIGNS. Landlord has not granted to Tenant any rights in or to the roof or the exterior surfaces of the perimeter walls of the Building, control of which is hereby reserved to Landlord. Tenant shall not display or erect any lettering, signs, advertisements, awnings or other projections on the exterior of the Leased Premises or in the interior of the Leased Premises if visible from outside of the Building. Landlord shall provide customary suite entry door lettering identifying Tenant in the style and color selected by Landlord for the Building. The number, size, color, style and configuration of such lettering shall be determined by Landlord.

            (c) BUILDING DIRECTORY. Landlord shall provide a directory in the main lobby of the Building upon which Landlord, at Landlord's expense, will affix Tenant's name and a reasonable and customary number of names of its officers, partners or employees as designated by Tenant. The size, color and style of such directory and names affixed thereto shall be selected by Landlord.

     11. TENANT'S INSURANCE.

            (a) INSURANCE REQUIREMENT. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the Term a policy of Commercial General Liability Insurance, naming Landlord and (at Landlord's request) any Mortgagee, ground lessor and management agent (the "Additional Insureds") as additional insureds protecting Landlord, Tenant and the Additional Insureds against any liability for bodily injury, death or property damage occurring upon or in the Leased Premises, with such policy having a deductible no greater than $1,000.00 for any one occurrence and affording protection to the limit of not less then $1,000,000 with respect to bodily injury or death or damage to property arising from any one occurrence, and $2,000,000 from the aggregate of all occurrences within each policy year. If such policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000 shall apply separately at the Leased Premises and that the insurer will provide notice to Landlord if the aggregate is reduced either by payment of claims or the establishment of reserves for claims if the payments or reserves exceed $250,000. If the aggregate limit of $2,000,000 is reduced by the payment of a claim or the establishment of a reserve, Tenant agrees to take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy which complies with this subsection.

            (b) PROPERTY DAMAGE INSURANCE. Tenant shall, throughout the Term at its expense keep Tenant's Alterations and Tenant's Personal Property insured against loss or damage by fire with extended coverage in an amount sufficient to prevent Tenant from becoming a co-insurer.

            (c) POLICY REQUIREMENTS. The insurance policies required to be obtained by Tenant under this Section: (i) shall be issued by an insurance company approved by Landlord, and (ii) in the case of liability insurance, shall be written as primary policy coverage. With respect to each insurance policy required to be obtained by Tenant under this Section, on or before the Lease Commencement Date, and at least 30 days before the expiration of the expiring certificate previously furnished, Tenant shall deliver to Landlord a certificate of insurance therefor, together with evidence of payment of all applicable premiums for a period of one year. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be canceled or amended (other than to increase the amount of coverage) unless Landlord shall have received 20 days' prior written notice of such cancellation or amendment. Landlord reserves the right from time to time to require Tenant to obtain an increase in the minimum amounts of insurance to such amounts as Landlord deems commercially reasonable.

     12. INDEMNIFICATION AND WAIVER OF SUBROGATION.

            (a) LANDLORD'S INDEMNIFICATION. Except for the willful or intentional negligent acts or omissions (where applicable law imposes a duty to act) of Landlord or its agents, employees or contractors, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) that (i) arise from or are in connection with Tenant's possession, use, occupancy, management, repair, maintenance or control of the Leased Premises, or any portion thereof, the making or removal of Alterations and the performance of all related construction work, or in any other manner that relate to the business conducted by Tenant in the Leased Premises, or (ii) arise from or are in connection with any willful or negligent act or omission of Tenant or Tenant's Associates, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision therein by Tenant or (iv) arise from injury or death to individuals or damage to property sustained on or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord with respect to the foregoing or in which Landlord may be impleaded. Tenant shall pay, satisfy and discharge any and all money judgments which may be recovered against Landlord in connection with the foregoing.

            (b) WAIVER OF SUBROGATION. Tenant shall each include in each of its policies insuring against loss, damage or destruction by fire or other insured casualty a waiver of the insurer's right of subrogation against the Landlord and the Additional Insureds. Landlord agrees to obtain parallel waivers of subrogation in its insurance policy for the building as against the Tenant.

     13. DAMAGE BY FIRE OR OTHER CASUALTY.

     In the event of loss of, or damage to, the Leased Premises or the Building by fire or other casualty, the rights and obligations of Landlord and Tenant shall be as follows:

            (a) REPAIR OF DAMAGE. If the Leased Premises or the Common Areas or any part thereof shall be damaged by fire or other casualty, Landlord shall proceed promptly and with reasonable diligence, subject to Unavoidable Delays, to repair, or cause to be repaired, such damage, including all of Landlord's Work as defined in Exhibit B, but not damage to Alterations or Tenant's Personal Property within 120 days after the adjustment of the insurance loss. Landlord shall not be required to repair or replace any Alterations or any of Tenant's Personal Property, but Landlord's only obligation under this subsection shall be to repair or replace the portions of the Base Building, as defined in Exhibit B, and the Landlord's Work to the condition necessary to enable Tenant, in accordance with accepted construction practices, to begin the performance of the repair or replacement of Above Building Standard Work. Landlord shall not be obligated to make any payment to Tenant for damages or compensation for inconvenience, loss of business or annoyance arising from any damage to or repair or restoration of any portion of the Leased Premises or of the Building.

            (b) ABATEMENT OF BASIC RENT AND ADDITIONAL CHARGES. If the Leased Premises or any part thereof shall be rendered untenantable by reason of such damage and shall not in fact be used by Tenant, the Basic Rent and Additional Charges shall be abated for the proportion of the Leased Premises rendered untenantable for the period from the date of such damage to the date when the damage which Landlord is obligated to repair shall have been repaired or the date on which this Lease is terminated pursuant to subsection (c), whichever occurs first. If, by some reason of some action or inaction on the part of Tenant or Tenant's Associates after the occurrence of a fire or other casualty, Landlord or the Additional Insureds shall be unable to collect all of the insurance proceeds applicable to the damage or destruction of the Leased Premises or the Building by fire or other casualty, then, without prejudice to any other remedy which may be available to Landlord against Tenant, the abatement of rent provided for in this subsection shall not be effective to the extent of uncollectible insurance proceeds.

            (c) TERMINATION OF LEASE BY LANDLORD OR TENANT. If as a result or fire or other casualty more than one-half (1/2) of the Building Rentable Area is rendered untenantable, Landlord, within 60 days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date, not less than 20 nor more than 40 days after the giving of such notice, on which the Term shall expire. If the Leased Premises are damaged as a result of fire or other casualty and if Landlord reasonably determines that the damage to the Leased Premises (but not the damage to Alterations or Tenant's Personal Property) is so extensive that such damage cannot be substantially repaired within 210 days from the date of the fire or other casualty (except for Unavoidable Delays), Landlord shall notify Tenant of that fact. Within 15 days after receipt of Landlord's notice, Tenant may terminate this Lease by notice to Landlord, specifying a date, not less than 20 nor more than 40 days after the giving of such notice, on which the Term shall expire, except that Tenant shall not have the right to terminate this Lease if the fire or other casualty was caused by the willful or negligent act or omission of Tenant or Tenant's Associates.

            (d) INSURANCE PROCEEDS. The proceeds payable under all fire and other hazard insurance policies maintained by Landlord on the Building shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Alterations or Tenant's Personal Property.

            (e) LANDLORD RELEASED FROM LIABILITY. Tenant, hereby waives (and agrees to cause all other occupants of the Leased Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective agents, employees, contractors or invitees, for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other insured casualty.

     14. CONDEMNATION.

            (a) EFFECT OF TAKING. In the event of a Taking of the whole of the Leased Premises, this Lease shall terminate as of the date of such Taking. If only a part of the Leased Premises shall be so taken then, except as otherwise provided in this subsection, this Lease shall continue in force and effect, but, from and after the date of the Taking, the Basic Rent and Additional Charges shall be equitably reduced on the basis of the Rentable Area so taken. If a part of the Building shall be taken, and if either (i) the part of the Building so taken contains more than twenty-five percent (25%) of the Rentable Area immediately before such Taking, or (ii) in Landlord's reasonable opinion, it shall be impracticable to continue to operate the Building, then Landlord, at Landlord's option, may give to Tenant within 60 days after the date upon which Landlord shall have received notice of the Taking, a thirty (30) days notice of termination of this Lease.

            (b) AWARD. Landlord shall have the exclusive right to receive any and all awards made with respect to the Leased Premises, the Building and the Land accruing by reason of a Taking or by reason of anything lawfully done in pursuant of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's right to such awards and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact coupled with an interest to execute and deliver in Tenant's name and behalf all such further assignments.

     15. ASSIGNMENT AND SUBLETTING.

            (a) ASSIGNMENT AND SUBLETTING PROHIBITED. The parties acknowledge that the Landlord has entered into this Lease because of the Tenant's financial strength, good will, ability and expertise and that accordingly this Lease is one which is personal to the Tenant. Tenant shall not, directly or indirectly, mortgage, pledge, encumber, sell, assign or transfer this Lease, in whole or in part, by operation of law or otherwise, or sublease all or any part of the Leased Premises, without Landlord's prior consent, which consent shall not be unreasonably withheld. In connection with any request by Tenant for such consent to assign or sublet, Tenant shall submit to Landlord at least 45 days before the proposed effective date, a written statement containing the name of the proposed assignee or subtenant, such information as to its financial responsibility and standing as Landlord may require, and all of the terms and provisions upon which the proposed assignment or subletting is to be made, and, unless the proposed sublet area shall constitute the entire Leased Premises, such statement shall be accompanied by a floor plan delineating the proposed sublet area. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of the provisions of this Section shall be void and confer no rights upon any Person.

            (b) CHANGE OF CONTROL. If Tenant is a corporation, any transfer of any of Tenant's issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Tenant is held by a Person or Persons who do not hold a majority of the issued and outstanding capital stock of Tenant on the date of this Lease, in the case of the original Tenant, or on the date on which Tenant acquire the leasehold estate under this Lease, in the case of a direct or indirect assignee of the original Tenant, shall be deemed an assignment under this Section 15. If Tenant is a partnership or a limited liability company, any transfer of any interest in the partnership or any other change in the composition of the partnership which results in a change in the control of Tenant from the Person or Persons controlling the partnership on the date of this Lease, in the case of the original Tenant, or on the date on which Tenant acquires the leasehold estate under this Lease, in the case of a direct or indirect assignee of the original Tenant, shall be deemed an assignment under this Section 15.

            (c) LANDLORD'S RIGHT TO COLLECT RENT. If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Section, Landlord may collect rent from the assignee. If the Leased Premises or any part thereof are sublet to, or occupied, or used by, any Person other than Tenant, whether or not in violation of this Section, Landlord, after an Event of Default has occurred and while such Event of Default is continuing, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the amount collected to the Basic Rent and Additional Charges payable under this Lease, but neither any such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application shall be deemed to be a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant. The consent by Landlord to any assignment or subletting shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment or subletting. The listing of any name other than that of Tenant on any door of the Leased Premises or on any directory in the Building, or otherwise, shall not operate to vest in the Person so named any right or interest in this Lease or in the Leased Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Section, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Neither an assignment of Tenant's interest in this Lease nor a subletting, occupancy or use of the Leased Premises or any part thereof by any Person other than Tenant, nor the collection of rent by Landlord from any Person other than Tenant as provided in this subsection, nor the application of any such rent as provided in this subsection shall, in any circumstances, relieve Tenant from its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

            (d) EXPENSES AND ASSIGNMENT - SUBLETTING PROFIT. As additional rent, Tenant shall promptly reimburse Landlord for all reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Basic Rent and Additional Rent then payable hereunder or pro rata portion thereof of the rent per square foot for any portion of the Leased Premises, Tenant shall promptly pay Fifty Percent (50%) of said excess to the Landlord as and when received by Tenant.

     16. DEFAULT PROVISIONS.

            (a) EVENTS OF DEFAULT. Each of the following events shall be deemed to be, and is referred to in this Lease as an "Event of Default":

                    (1) A default by Tenant in making any payment of Basic Rent or Additional Charges on the day such payment is due and payable which continues for more than five days after Landlord shall have given Tenant a written notice specifying such default; or

                    (2) If, within any period of 12 consecutive months, Landlord shall have given two written notices of default to Tenant pursuant to paragraph
(1), a further default by Tenant, within the 12-month period after the giving of the second such notice, in making any payment of Basic Rent or Additional Charges on the date such payment is due and payable which continues for more than five days; or

                    (3) The neglect or failure of Tenant to perform or observe any of the terms, covenants or conditions contained in this Lease on Tenant's part to be performed or observed (other than those referred to in paragraphs (1) above and (4) and (5) below) which is not remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant notice specifying such neglect or failure; or

                    (4) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting of the Leased Premises in a manner not permitted by
Section 15; or

                    (5) The taking of this Lease or the Leased Premises, or any part thereof, upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof; or

                    (6) The vacating or abandonment of the Leased Premises by Tenant.

            (b) LANDLORD'S RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, then or at any time thereafter, either:

                    (1) To give notice to Tenant that this Lease will terminate on a date to be specified in such notice, which date shall not be less than three days after such notice, and on the date specified in such notice Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, but Tenant shall remain liable as provided in subsection (c); or

                    (2) Without demand or notice, to re-enter and take possession of the Leased Premises, or any part thereof, and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, either by summary proceedings, or by action at law or in equity, or by force (if necessary) or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant.

If Landlord elects to reenter under paragraph (2), Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may relet the Leased Premises, or any part thereof, as agent for Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant under paragraph 16(b)(1) or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant waives any right to the service of any notice of Landlord's intention to reenter provided for by any present or future law.

            (c) TENANT'S LIABILITY FOR DAMAGES. If Landlord terminates this Lease pursuant to subsection (b), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for (i) the sum of (A) all Basic Rent and Additional Charges provided for in this Lease until the date this Lease would have expired had such termination not occurred, and (B) any and all reasonable expenses incurred by Landlord in reentering the Leased Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Leased Premises, combining the same with any adjacent space for any new tenants, putting the same in proper repair, reletting the same (including any and all reasonable attorneys' fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord's responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys' fees with respect to any successful legal proceeding or action instituted by Landlord to enforce the provisions of this Lease. Landlord shall have the right, at its sole option, to relet the whole or any part of the Leased Premises for the whole of the unexpired Term, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Tenant's liability under this subsection shall survive the institution of summary proceedings and the issuance of any warrant thereunder.

     (d) LIQUIDATED DAMAGES. If Landlord terminates this Lease pursuant to subsection (b), Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under subsection (c), an amount equal to the difference, discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded U.S. Treasury bonds with 10-year maturities, as published in the Federal Reserve Statistical Release for the week before the date of such termination, between (i) the Basic Rent and Additional Charges, computed on the basis of the then-current annual rate of Basic Rent and Additional Charges and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired, if it had not been terminated, and (ii) the then fair rental value of the Leased Premises for the same period. Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of such demand. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Leased Premises, or any part thereof, shall be relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting shall be deemed to be the fair rental value for the part of the Leased Premises so relet during the term of such reletting.

     (e) ACCELERATION. If (i) Tenant fails to pay Basic Rent or Additional Charges within five days after the date on which such Basic Rent or Additional Charges are due, and (ii) such failure to pay occurs either for three consecutive months or three times within any period of six consecutive months, Landlord may, in addition to its other remedies under this Lease, by notice to Tenant, declare the Basic Rent payable under this Lease for the next six months (or, at Landlord's option, for a lesser period) to be due and payable within ten days after the date of such notice.

     (f) BANKRUPTCY TERMINATION PROVISION. This Lease shall, at Landlord's option, terminate and expire, without the performance of any act or the giving of any notice by Landlord, upon the occurrence of any of the following events:
(1) Tenant's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the Leased Premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days, or (4) Tenant's making an assignment of all or a substantial part of its property for the benefit of its creditors, or (5) Tenant's seeking or consenting to or acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant's consent, which order shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, trustee or custodian for all or a substantial part of its property. The provisions of this Section
16(f) shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment, that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with Tenants who have, and continue to have, a strong degree of financial strength and financial stability.

     17. SECURITY DEPOSIT.

     Tenant, upon execution of the Lease, deposits with Landlord the Security Deposit, as security for the prompt, full and faithful performance by Tenant of each and every obligation of Tenant hereunder. If an Event of Default occurs, Landlord without prejudice to any other remedy, may use, apply or retain the whole or any part of the Security Deposit for the payment of any amounts due under this Lease, provided in the event of such application, the Tenant shall promptly restore the security deposit to the full amount. The Landlord shall have the right to commingle the security deposit with its other funds. If Tenant shall fully comply with all of the provisions of this Lease and is not in default, the Security Deposit, or any balance thereof, shall be returned to Tenant after the expiration of the Term, without interest. In the event of a transfer of Landlord's interest in the Leased Premises, Landlord shall have the right to transfer the Security Deposit to the transferee thereof. In such event, upon notice to Tenant of such transfer, Landlord shall be released from all liability or obligation for the return of the Security Deposit to Tenant, and Tenant agrees to look solely to such transferee for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit. Tenant acknowledges that a Mortgagee shall not be liable for the return of the Security Deposit unless the Mortgagee actually receives the Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

     18. LANDLORD MAY PERFORM TENANT'S OBLIGATIONS.

     If Tenant shall fail to keep or perform any of its obligations as provided in this Lease then Landlord may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for ten days after notice to Tenant, or without notice in the case of an emergency, and without waiving or releasing Tenant from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation. All sums so paid by Landlord and all necessary incidental costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in making such payment or performing such obligation, together with interest thereon from the date of payment at the Default Interest Rate, shall be deemed additional rent and shall be paid to Landlord on demand.

     19. SUBORDINATION.

            (a) MORTGAGES. This Lease and Tenant's interest hereunder shall be subordinate to the lien of any Mortgage made by Landlord prior to the date of this Lease. This Lease and Tenant's interest hereunder shall have priority over, and be senior to, the lien of any Mortgage made by Landlord after the date of this Lease. However, if at any time or from time to time during the Term, a Mortgagee or prospective Mortgagee requests that this Lease be subject and subordinate to its Mortgage, and if Landlord consents to such subordination, this Lease and Tenant's interest hereunder shall be subject and subordinate to the lien of such Mortgage and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and interest thereon. Tenant agrees that, within ten days after receipt of a request therefor from Landlord, it will, from time to time, execute and deliver any instrument or other document required by any such Mortgagee to subordinate this Lease and its interest in the Leased Premises to the lien of such Mortgage. If, at any time or from time to time during the Term, a Mortgagee of a Mortgage made prior to the date of this Lease shall request that this Lease have priority over the lien of such Mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first Mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate
Mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate Mortgagee, without the written consent of the first Mortgagee.

            (b) GROUND LEASE. This Lease and Tenant's interest hereunder shall be subject and subordinate to each and every ground or underlying lease hereafter made of the Building or the Land, or both, and to all renewals, modifications, replacements and extensions thereof. Tenant agrees that, within ten (10) days after receipt of request therefor from Landlord, it will, from time to time, execute, acknowledge and deliver any instrument or other document required by any such lessor to subordinate this Lease and its interest in the Leased Premises to such ground or underlying lease.

            (c) MORTGAGEE'S RIGHT TO CURE. If (i) the Building or the Land, or both, or Landlord's leasehold estate in the Building or the Land, or both, is at any time subject to a Mortgage, and (ii) this Lease, or the Basic Rent and Additional Charges payable under this Lease, is assigned to the Mortgagee, and
(iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the Basic Rent or Additional Charges payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to such Mortgagee, specifying the default in reasonable detail, and affording such Mortgagee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord. If more than one Mortgagee makes a written request to Landlord to cure the default, the Mortgagee making the request whose lien is the most senior shall have such right.

            (d) NONDISTURBANCE. With respect to each Mortgage that may encumber the Leased Premises at or after the commencement of the Term, Landlord agrees that promptly following its receipt of written request by Tenant, Landlord will ask the holder of the Mortgage once to grant Tenant a nondisturbance agreement ("Nondisturbance Agreement") in the usual form of such holder. The term Nondisturbance Agreement as used herein means, in general, an agreement that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such holder acquires title to the Leased Premises by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Tenant attorns to such holder in accordance with its requirements. Except for making such written request, Landlord will be under no duty or obligation hereunder, nor will the failure or refusal of such holder to grant a nondisturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner. Tenant will bear all costs and expenses (including attorneys' fees) of such holder and Landlord in connection with a nondisturbance agreement.

     20. ATTORNMENT.

         In the event of (a) a transfer of Landlord's interest in the Building,
(b) the termination of any ground or underlying lease of the Building or the Land, or both, or (c) the purchase or other acquisition of the Building or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such Person, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such Person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such Person's succession to title, nor be bound by any payment of Basic Rent or Additional Charges before such lease termination or before such Person's succession to title for more than one month in advance. Tenant shall, within ten days after request by Landlord or the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, execute and deliver an instrument or instruments confirming the foregoing provisions of this Section. Tenant hereby waives the provisions of any present or future law or regulation which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder, upon or as a result of the termination of any such ground or underlying lease or the completion of any such foreclosure and sale.

     21. QUIET ENJOYMENT.

     Landlord covenants that Tenant, upon paying the Basic Rent and the Additional Charges provided for in this Lease, and upon performing and observing all of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be kept, observed and performed, shall quietly hold, occupy and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by Landlord or any Person lawfully claiming through or under Landlord.

     22. LANDLORD'S RIGHT OF ACCESS TO LEASED PREMISES.

     Landlord and its agents, employees and contractors shall have the following rights in and about the Leased Premises: (i) to enter the Leased Premises at all reasonable times to examine the Leased Premises or for any of the purposes set forth in this Section or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if, in the case of an emergency, Tenant or its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Leased Premises at any time when such entry shall be necessary, forcibly to enter the Leased Premises; (ii) to exhibit the Leased Premises to others at reasonable times and for reasonable purposes; (iii) to make such repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all plumbing, electrical and other mechanical facilities installed by Landlord, as Landlord may deem necessary or desirable; and (iv) to make such repairs, alterations or improvements, or to perform maintenance of all HVAC, plumbing, electrical and other mechanical facilities installed by Landlord, as may be required from time to time by this Lease to be made or performed by Landlord. Landlord agrees to give prior notice before it exercises its rights under this subsection, except that Landlord may enter the Leased Premises without notice in the case of an emergency.

     23. LIMITATION ON LANDLORD'S LIABILITY.

     (a) ACCIDENTS, ETC. Except for damages resulting from the willful or intentional negligent act or omission (where applicable law imposes a duty to act) of Landlord, its agents and employees, Landlord shall not be liable to Tenant or Tenant's Associates for any damage or loss to the property of Tenant or others located in or on the Leased Premises, the Building or the Land, or for any accident or injury to Persons or for any loss, compensation or claim, including claims for interruption or loss of Tenant's business, based on, arising out of or resulting from the necessity of maintaining or repairing any portion of the Building or the Parking Lot; the use or operation (by Tenant or any other Person or Persons whatsoever) of any elevators, or heating, cooling, electrical, plumbing or other equipment or apparatus; the termination of this Lease by reason of, or the occurrence of, damage or destruction of the Building or the Leased Premises; any fire, robbery, theft, and/or any other casualty; any leaking in any part or portion of the Leased Premises or the Building; any water, wind, rain, or snow that may leak into, or flow from, any part of the Leased Premises or the Building; any acts or omissions of any occupant of any space in the Building; any water, gas, steam, fire, explosion, electricity or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliances, sprinkler system, plumbing or other works; or any other cause whatsoever whether similar or dissimilar to the foregoing.

     (b) PARKING LOT. Except for damages resulting from the willful or intentional negligent act or omission (where applicable law imposes a duty to act) of Landlord, its agents and employees, Landlord shall not be liable for any damage or loss to any automobile (or any personal property therein) parked in or on the

Parking Lot or any other part of the Land, or for any injury sustained by any individual in, on or about the Parking Lot or any other part of the Land.

            (c) LIABILITY LIMITED TO LANDLORD'S ESTATE. Notwithstanding any provision to the contrary, Tenant agrees that (i) the liability of Landlord and Landlord's Partners for the satisfaction of any Claim shall be limited to Landlord's Estate, (ii) no other properties or assets of Landlord, Landlord's Partners or the officers, directors, agents or employees of Landlord or any of Landlord's Partners shall be subject to levy, execution or other enforcement procedures for the satisfaction of any Claim or any judgment based on a Claim, and (iii) if Tenant shall acquire a lien on or interest in any other properties or assets of Landlord, any of Landlord's Partners or any of the officers, directors, agents or employees of Landlord or any of Landlord's Partners by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. For purposes of this subsection, (x) the terms "Landlord's Estate" shall mean the estate and property of Landlord in and to the Building and the Land (and, if Tenant makes a claim against Landlord within six months after a sale of the Land or the Building, or both, but not otherwise, the proceeds received by Landlord from a sale of such estate and property, but not the proceeds of any financing or refinancing thereof), (y) the term "Claim" shall mean any claim which Tenant may have against Landlord arising out of or in connection with this Lease, the relationship of landlord and tenant or Tenant's use of the Leased Premises, and
(z) the term "Landlord's Partners" shall mean, in the case of a Landlord which is a partnership, the Persons who are partners in such partnership.

     24. ESTOPPEL CERTIFICATES.

     Tenant agrees from time to time, within ten days after request therefor by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to Landlord, any Mortgagee, any assignee of a Mortgagee, or any purchaser, of the Building or the Land, or both, or any other Person designated by Landlord, as of the date of such statement, (i) that Tenant is in possession of the Leased Premises; (ii) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modifications);
(iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any Basic Rent or Additional Charges have been paid in advance; (v) whether there are any uncured defaults on the part of Landlord under this Lease (or, if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) the amount of any Security Deposit held by Landlord; and (vii) any additional facts reasonably requested by Landlord or any such Mortgagee, assignee of a Mortgagee or purchaser. Tenant shall also from time to time, within ten days after request therefor by Landlord, deliver to Landlord a statement of financial position of Tenant, as of the most currently available date, prepared by a certified public accountant or if Tenant does not have a certified public accountant, a statement certified by the chief financial officer of the Tenant.

     Landlord agrees from time to time within ten (10) days after request thereof by Tenant, but not more than once in any twelve month period, to execute, acknowledge and deliver to Tenant a statement in writing certifying to Tenant and any Lender the same information Tenant is required to provide to Landlord as above set forth in subsections (i) through (vii).

     25. SURRENDER OF LEASED PREMISES.

     Tenant shall, on or before the last day of the Term, except as otherwise expressly provided elsewhere in this Lease, remove all of its property and peaceably and quietly leave, surrender and yield up to the Landlord the Leased Premises, free of subtenancies, broom clean and in good order and condition except for reasonable wear and tear, damage by fire or other casualty, or conditions requiring repair by Landlord hereunder at Landlord's expense. At the time Tenant surrenders the Leased Premises at the end of the Term, or within three days thereafter, Landlord and Tenant, or their respective agents, shall make an inspection of the Leased Premises and shall prepare and sign an inspection form to describe the condition of the Leased Premises at the time of surrender.

     26. RELOCATION OF TENANT.

     The Landlord shall have the right from time to time during the Term, at the Landlord's expense, to relocate the Tenant from its present location within the Building to another location within the Building having at least the same floor area as that of the Leased Premises as shown on Exhibit A, provided that the Landlord gives the Tenant written notice of the Landlord's intention to do so at least thirty (30) days before undertaking such relocation. The Landlord shall, in such event, at the Landlord's expense, install within the Leased Premises as so relocated improvements of the same quality and quantity as those theretofore made by the Tenant or the Landlord to the Leased Premises before such relocation, and on the completion of such installation shall cause the Tenant's machinery, furniture, fixtures and equipment within the Leased Premises to be moved to the Leased Premises as so relocated. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Leased Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Leased Premises have been relocated as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a written request therefor from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to confirm such relocation.

     27. HOLDING OVER.

     If Tenant shall hold over possession of the Leased Premises after the end of the Term, Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, at 150% of the Basic Rent, adjusted to a monthly basis, and subject to all the other conditions, provisions and obligations of this Lease, including the obligation to pay Additional Charges, insofar as the same are applicable, or as the same shall be adjusted, to a month-to-month tenancy.

     28. ARBITRATION.

     In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration, then such arbitration shall be in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. The arbitration proceeding shall be conducted in Northern Virginia, by one arbitrator selected in accordance with the Commercial Arbitration Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All direct and reasonable costs of the arbitration proceeding, including compensation of the arbitrator but excluding any compensation paid to counsel, agents, employees, and witnesses of either party, shall be borne equally by the parties or as the arbitrator shall determine.

     29. PARKING.

     Throughout the Term, Tenant and its employees shall have the non-exclusive right in common with others to use the Parking Lot without additional charge. Tenant agrees to use the Parking Lot for the parking of passenger automobiles, small trucks and vans and for no other purposes. The Landlord reserves the right to designate parking spaces, including those for invitees.

     30. TRANSFER OF LANDLORD'S INTEREST.

     If the original Landlord named in this Lease, or any successor to the original Landlord's interest in the Building, conveys or otherwise disposes of its interest in the Land and/or the Building, then upon such conveyance or other disposition all liabilities and obligations on the part of the original Landlord, or such successor Landlord, as Landlord under this Lease, which accrue after such conveyance or disposition shall cease and terminate and each successor Landlord shall, without further agreement, be bound by Landlord's covenants and obligations under this Lease, but only during the period of such successor Landlord's ownership of the Building. A copy of the recorded deed conveying the interest in the Building shall be satisfactory evidence of a successor Landlord's interest.

     31. LEASING COMMISSIONS.

     Landlord and Tenant each represent and warrant to the other that, except
for     N/A     , neither of them has employed or dealt with any broker or finder in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes that
N/A     is entitled to the payment of a commission for services rendered in the negotiation and obtaining of this Lease, and Landlord has agreed to pay such commission pursuant to a separate agreement.

     32. FINANCIAL INFORMATION

     The Tenant agrees from time to time upon request of the Landlord to promptly provide to Landlord, its present or prospective Mortgagees or any prospective purchaser of the Building, with current updated financial statements of the Tenant prepared by the Tenant's certified public accountant or in the event Tenant does not have a certified public accountant normally prepare its financial statements, the financial statements shall be prepared by the Tenant, but in any event the said financial statements shall be certified by the Tenant.

     33. MODIFICATION OF LEASE

     It is understood and agreed that the terms of this Lease shall be modified, if so required, for the purpose of complying with and fulfilling any requirements of any Mortgagee secured by a mortgage that may now be or hereafter become a lien on the Building, provided however any such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder nor increase any of the financial obligations and reliabilities of the parties hereunder.

     34. GENERAL PROVISIONS.

            (a) BINDING EFFECT. The terms contained in this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and, subject to the provisions of Section 15, each of their respective legal representatives, successors and assigns.

            (b) GOVERNING LAW AND CONSTRUCTION. It is the intention of the parties hereto that this Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering the same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult with legal counsel of its choice before the execution of this Lease.

     (c) WAIVERS. No failure by Landlord to insist upon the strict performance of any term of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No term of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     (d) NOTICES. Every notice, request, consent, approval or other communication (hereafter in this subsection collectively referred to as "notices" and singularly referred to as a "notice") which Landlord or Tenant is required or permitted to give to the other pursuant to this Lease shall be in writing and shall be delivered personally or by overnight courier service or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid, if to Landlord, at Landlord's Notice Address, or if to Tenant, at Tenant's Notice Address, or at any other address designated by either party by notice to the other party pursuant to this subsection. Any notice delivered to a party's designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party's designated address. Confirmation by the courier delivering any notice given pursuant to this subsection shall be conclusive evidence of receipt of such notice. Landlord and Tenant each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Lease to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice required to be given within a stated period of time which is sent by certified or registered mail shall be considered timely if postmarked before midnight of the last day of such period.

     (e) ENTIRE AGREEMENT. This Lease contains the final and entire agreement between said parties, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not contained in this Lease. However, the terms of this Lease shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any Mortgagee secured by a first Mortgage that may now be or hereafter become a lien on the Building, provided, however, that such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder, nor increase any of the obligations or liabilities of the parties hereunder.

     (f) JURY TRIAL. LANDLORD AND TENANT EACH HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES.

     (g) VENUE. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court in the Commonwealth of Virginia, and Tenant further waives any right, claim or power, under the doctrine of forum non convenient or otherwise, to transfer any such action filed by Landlord to any other court.

     (h) AUTHORITY. If Tenant is a corporation, concurrently with the signing of this Lease, Tenant shall furnish to Landlord certified copies of the resolutions of its Board of Directors (or of the executive committee of its Board of Directors) authorizing Tenant to enter into this Lease; and it shall furnish to Landlord evidence (reasonably satisfactory to Landlord and its counsel) that Tenant is a duly organized corporation in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business in good standing in the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken. If Tenant is a partnership, limited liability company or any other legal form of entity, it shall comply with the above set forth provisions.

     (i) TIME OF THE ESSENCE. Time is of the essence in the performance of all Tenant's obligations under this Lease.

     (j) INVALIDITY. If any provision of this Lease shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

     (k) CAPTIONS. The captions in this Lease are for convenience only and shall not affect the interpretation of the provisions hereof.

     (l) NO PARTNERSHIP. This Lease is not intended to create a partnership or joint venture between Landlord and Tenant in the conduct of their respective businesses.

     (m) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (n) AUTHORITY. If Tenant is a corporation, partnership or other legal entity, the individual who executes and delivers this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to do so.

     (o) NO OFFER. The submission of an unsigned counterpart of this Lease to Tenant shall not constitute an offer or option to lease the Leased Premises. This Lease shall become effective and binding only upon the execution and delivery by Landlord and Tenant.

     (p) SURVIVAL. Tenant's obligations under Sections 3(b), 3(d), 3(f), 9(b), 9(c), 11(c), 12(a), 14(b), 16(c), 23(c) and 25 shall survive the expiration of the Term or the earlier termination of this Lease.

     (q) RECORDATION.   This Lease may not be recorded among the Land Records
of the said County or among any other public records without the Landlord's prior express, written consent thereto, and any attempt by the Tenant to do so without having obtained the Landlord's consent thereto shall constitute an Event of Default hereunder, and Tenant at its sole cost and expense shall promptly release the same from the said Land Records. If this Lease is recorded by either party hereto, such party shall bear the full expense of any transfer, documentary stamp or other tax, and any recording fee, assessed in connection with such recordation; provided, that if under applicable law recordation of this Lease hereafter becomes necessary in order for this Lease to be or remain effective, the Tenant shall bear the full expense of any and all taxes and fees incurred in connection therewith.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed by their duly authorized partners or officers as of the day and year first above written.

                                             LANDLORD:

                                             GUARDIAN TECHNOLOGIES
                                             INTERNATIONAL, INC.


                                             By: /s/ Joseph F. Fernadez
                                                -------------------------
                                                Name:  Joseph F. Fernadez

                                                Title: Vice President


                                             TENANT:

                                             FREEDOM ALLIANCE


                                             By: /s/ Marc T. Short
                                                ---------------------------
                                                Name: Marc T. Short
                                                Title: Executive Director

                                   EXHIBIT C

                             RULES AND REGULATIONS


     The following rules and regulations have been formulated for the safety and well-being of all the Tenants of the Building. Adherence to these rules and regulations insures that each and every Tenant will enjoy a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by any Tenant which continues after notice from Landlord, subject to Section 16(a) of the Lease, shall be sufficient cause for termination, at the option of Landlord, of the Tenant's lease.

     Landlord shall have the continuing right to amend or eliminate any of these rules and regulations, and also to adopt additional reasonable rules and regulations of like force and effect. Any change whatsoever or any nature shall be effective thirty (30) days after delivery of written notice thereof to the demised premises.

     a. The sidewalks, entrances, passages, courts, elevators, vestibules, stairway corridors or halls or other parts of the Building not occupied by any Tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Tenant's premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the Tenants, in such manner as Landlord deems best of the benefit of the Tenants generally. No Tenant shall permit the visit to its premises of persons in such numbers under such conditions as to interfere with the use and enjoyment by other Tenants of the Common Areas.

     b. No awning or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a Tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     c. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Tenant's premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. All interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

     d. No show cases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior written consent of Landlord.

     e. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, who, or whose employees, agents, visitors or licensees, shall have caused the same.

     f. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a Tenant's premises or the Building. No Tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the Building, any electrical devise, wiring or apparatus in connection with a loud speaker system or other sound system, Landlord will, however, permit a Tenant to install music or other internal music system within the Tenant's premises if the music system cannot be heard outside of the premises.

     g. No Tenant shall make or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. No Tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     h. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into the Building or kept in or about a Tenant's premises. No cooking shall be done or permitted by any Tenant on its premises, except that, with Landlord's prior approval, a Tenant may install and operate for the convenience of its employees, a lounge or coffee room with microwave, sink and refrigerator. No Tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

     i. No space in or about the Building, including balconies, shall be used for the manufacture, storage, or sale at auctions, or merchandise, goods or property of any kind, except in the ordinary course of business.

     j. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon a Tenant's premises (including Christmas trees and ornaments).

     k. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each Tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and office within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by Tenant, and in the event of loss of any such keys, such Tenant shall pay to Landlord the cost of replacing the locks. On termination of a Tenant's lease, the Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any, remaining in the premises.

     l. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in such manner and during such hours as Landlord may reasonably require. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease.

     m. Any person employed by any Tenant to do janitorial work within the Tenant's premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the Building and outside of said premises, comply with all instructions issued by the superintendent of the Building.

     n. No Tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of building regulations have caused, in Landlord's reasonable opinion, a hazard or nuisance to the Building and/or its occupants.

     o. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

   p. Landlord reserves the right to exclude from the building at all times any person who is not known or does not properly identify himself to the building management or its agents. Landlord may at its option require all persons admitted to or leaving the Building to register. Landlord shall also have the right to install an electronic security system for the Building requiring the use of identification card, passwords, confidential codes and the like as a prerequisite to admission of any person excluding Tenant's customers during normal business hours into the Building, and Tenant agrees to faithfully abide by the rules of any such security system. If identification cards are used in any such system, Tenant shall be issued a reasonable number of cards without charge, but each additional or replacement card requested shall be issued only upon payment of a service fee of not less than Six Dollars ($6.00) per card.

   q. Each Tenant, before closing and leaving its premises at any time, shall see that all lights, electrical appliances and mechanical equipment are turned off.

   r. The requirements of Tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the management of the Building.

   s. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same, including notifying Landlord when and if such activity occurs.

   t. No water cooler, plumbing or electrical fixture shall be installed by the Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld.

   u. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

   v. Mats, trash, boxes, crates or other objects shall not be placed in public corridors. When Tenant must dispose of trash, boxes, crates, etc., it will be the responsibility of Tenant to dispose of same prior to or after normal business hours so as to avoid having such debris visible in the public areas during such hours.

   w. Drapes installed by Landlord for the use of any Tenant or drapes installed by Tenant which are visible from the exterior of the Building must be clean by such Tenant at least once a year, without notice, at such Tenant's own expense.

   x. All office equipment of any electrical or mechanical nature shall be place by Tenant in the demised premises in approved settings to absorb or prevent any vibration, noise or annoyance. Further, Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may over stress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

   y. Tenant shall not permit or cause to be used in the demised premises any devise or instrument such as sound reproduction system, or excessively bright, changing, flashing, flickering, moving lights or lighting devices or any similar devices, the effect of which shall be audible or visible beyond the confines of the demised premises, nor shall Tenant permit any act or thing upon the demised premises disturbing to normal sensibilities of other Tenants.

   z. All deliveries must be made via the service entrance designated by Landlord for service, if any, during normal business hours. Landlord's written approval must be obtained for any delivery after normal working hours.

     aa.   All moving of safes, freight, furniture or bulky matter of any description, to or from the demised premises shall only take place on specified elevators and during the hours designated by the Landlord. Hand trucks may be used only if they are equipped with rubber tires and side guards.

     bb.   The demised premises shall never at any time be used for any immoral or illegal purposes.

     cc.   Landlord shall have the right, from time to time, to designate specific parking spaces in the parking areas for the Building as being reserved for specific Tenants or for members of the general public, and each Tenant agrees to honor such reservations and to permit parking for officers and employees only in those parking spaces available for such purposes. Landlord shall have the further right, during holiday seasons or at other times when parking spaces may be in short supply, to temporarily change or restrict established areas in order to provide additional public parking, and Tenant agrees to honor such temporary changes and restrictions. Tenant agrees to comply with all rules and regulations established for the parking operation.

                                   EXHIBIT D

                      Determination of Gross Rentable Area

                                   EXHIBIT E

                              FORM OF CERTIFICATE

                                 "CERTIFICATE"

     This Certificate is being provided on this 3rd day of February , 1997, pursuant to the terms and provisions of that certain Deed of Lease dated as of January 23, 1997 (the "Lease"), by and between GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. as Landlord and FREEDOM ALLIANCE as TENANT. The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

     1.   The Rentable Area of the Leased Premises is 2,954 square feet.

     2.   The Basic Rent payable during the first Lease Year is
          $37,456.68, payable in equal monthly installments of $3,121.39 each.

     3.   The Lease Commencement Date is  February 1, 1997.

     4.   The Term of the Lease shall expire on January 31, 2004.

     5. Tenant has taken possession of the Leased Premises and has no claims, defenses, offsets or counterclaims against Landlord.

     6. Attached to this Certificate are certificates of insurance and is evidence of payment of premiums for all insurance required pursuant to Section 11 of the Lease.


LANDLORD:

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


By: /s/ Joseph F. Fernandez
   ------------------------------
   Name:  Joseph F. Fernandez
   Title: Vice President


TENANT:

FREEDOM ALLIANCE


By: /s/ Marc T. Short
   -----------------------------
   Name:   Marc T. Short
   Title: Executive Director